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                                                                   EXHIBIT 10.8

                                   SUBLEASE

     THIS SUBLEASE ("Sublease"), dated April 7, 1999 for reference purposes only, is entered into by and between ALTEON NETWORKS, INC., a Delaware corporation ("Sublessor") and SILICON VALLEY COLLEGE, a California corporation ("Sublessee").

                                   Recitals

     A. Sublessor leases certain premises (the "Master Premises") consisting of a building located at 6201 San Ignacio Avenue, San Jose, California, from South San Jose Interests, a California limited partnership ("Prime Landlord") pursuant to that certain lease dated December 24, 1997 (the "Prime Lease") as attached hereto as Exhibit A. Capitalized terms used but not defined herein have the same meanings as they have in the Prime Lease.

     B. Sublessor desires to sublease a portion of the Master Premises to Sublessee, and Sublessee desires to sublease a portion of the Master Premises from Sublessor on the terms and provisions hereof.

     Now, Therefore, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                   AGREEMENT

     1. Subleased Premises. On and subject to the terms and conditions below, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, a portion of the Master Premises (the "Premises"). The Premises contain approximately Thirty Thousand (30,000) square feet, and are more particularly described in Exhibit B.

     2. Term. Subject to the consent of the Prime Landlord, this Sublease shall commence May 1, 1999 (the "Commencement Date"), and shall expire February 28, 2003, unless sooner terminated pursuant to any provision hereof.

     3. Possession. If for any reason Sublessor cannot deliver possession of the Premises to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder.

     4.   Rent.

          (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Sublessee shall pay to Sublessor monthly Basic Rent (the "Basic Rent") in the following amounts:

               Period              Amount
               ------              ------
               Month 01-03         $17,250.00
               Month 04-12         $40,200.00
               Month 13-24         $36,000.00
               Month 25-34         $37,500.00

          (b) In addition to Basic Rent, Sublessee shall pay to Sublessor thirty nine percent (39%) of all amounts due from Sublessor to Prime Landlord pursuant to the Prime Lease, excepting Base Monthly Rent (the "Additional Rent"). Such Basic Rent and Additional Rent shall be referred to herein as "Rent."

          (c) Rent shall be payable to Sublessor in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublessor at the address specified for notice to Sublessor in Section 16, below. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a thirty day calendar month.

          (d) Upon execution of this Sublease, Sublessee shall pay to Sublessor the sum of Seventeen Thousand Two Hundred Fifty and 00/100 Dollars ($17,250.00), constituting payment in advance of the first month's Rent, together with the Security Deposit, as set forth in Section 5 below.

          (e) In the event of any casualty or condemnation affecting the Premises, Rent payable by Sublessee shall be abated hereunder, but only to the extent that Rent under the Prime Lease is abated, and Sublessee waives any right to terminate the Sublease in connection with such casualty or condemnation except to the extent the Prime Lease is also terminated as to the Premises or any portion thereof.

     5. Security Deposit. Upon execution of this Sublease, Sublessee shall deposit with Sublessor the cash sum of Seventy Five Thousand Six Hundred and 00/100 Dollars ($75,600.00) as a security deposit ("Security Deposit"). If Sublessee fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublessor's written demand. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee within thirty (30) days of the expiration or earlier termination of this Sublease, provided Sublessee has vacated the Premises.

     6.   Assignment and Subletting.

          (a) Sublessee may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Premises, in whole or in part, or permit the use or occupancy of the Premises by anyone other than Sublessee, unless Sublessee has obtained Sublessor's consent thereto (which shall not be unreasonably withheld) and the consent of Prime Landlord. Regardless of Sublessor's consent, no subletting or assignment shall release Sublessee of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any

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sublease or assignment permitted by this paragraph which is in excess of the
Rent payable to Netscape pursuant hereto ("Sublease Bonus Rent") shall be divided equally between Netscape and Subtenant.

          (b) Within thirty (30) days after Sublessee's request to assign or sublease, Sublessor may (by giving written notice to Sublessee) terminate this Sublease with respect to the Premises (or the space requested to be assigned or sublet) as of the effective date of the proposed assignment or sublease, and all obligations under this Sublease as to such space shall expire except as to any obligations that expressly survive any termination of this Sublease.

     7. Condition of Subleased Premises. Sublessee has used due diligence in inspecting the Premises and agrees to accept the Premises in "as-is" condition and with all faults as of the date of Sublessee's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublessor to modify, improve or otherwise prepare the Premises for Sublessee's occupancy except as otherwise provided in Section 8 hereof. By entry hereunder, Sublessee accepts the Premises in their present condition and without representation or warranty of any kind by Sublessor. Sublessee hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Sublessor as provided in Section 1942 of said Civil Code.

     8.   Condition of the Premises upon Commencement.

          (a)  As of the Commencement Date, Sublessor agrees to the following:

               (i) Perform all repairs necessary to ensure that the building systems (including lighting fixtures) and roof membrane are in good operating condition and repair;
               (ii)  Patch and repaint all existing remaining interior walls;
               (iii) Replace all existing VCT and all damaged or stained ceiling tiles;
               (iv) Install new tile or carpeting in those areas without floor covering;
               (v) Remove all the de-ionized water system (including water lines) and compressed air lines; and
               (vi) Clean the Premises (including window blinds and both sides of windows).

          (b) Any additional alterations or improvements shall be done at the sole cost and expense of Sublessee and shall be subject to the provisions of this Sublease.

     9. Use. Sublessee may use the Premises only for the purposes as allowed in the Prime Lease, and no other purpose. Sublessee shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Premises, including but not limited to the use thereof. Sublessee shall not use or permit the use of the Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Prime Lease. Notwithstanding the foregoing, Sublessor shall not

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unreasonably withhold its consent to any proposed alternative use and shall use reasonable good faith efforts to obtain the consent of the Prime Landlord for any proposed alternative use.

     10. Parking. Sublessee shall have such parking rights as Sublessor may with respect to the Premises pursuant to the Prime Lease.

     11. Signage. Sublessee shall share equally all rights of signage as Sublessor may have with respect to the Premises pursuant to the Prime Lease.

     12.  Incorporation of Sublease.

          (a) All of the terms and provisions of the Prime Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Prime Lease are hereby imposed upon the parties hereto with respect to the Premises, Sublessor being substituted for the "Landlord" in Prime Lease, and Sublessee being substituted for the "Tenant" in the Prime Lease. It is further understood that where reference is made in the Prime Lease to the "Premises," the same shall mean the Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to "this Lease," the same shall mean this Sublease.

          (b) The following Sections of the Prime Lease are not incorporated herein: Sections 1, 2, 4A, 4C, 5, 6A, 8A, 9B, the second paragraph of Section 10, the second sentence of 14B, 15, 16, 17, 18, 19C, 19E, 19M and 19N and all Exhibits.

          (c) Sublessee hereby assumes and agrees to perform for Sublessor's benefit, during the term of this Sublease, all of Sublessor's obligations with respect to the Premises under the Prime Lease, except as otherwise provided herein. Sublessee shall not commit or permit to be committed any act or omission which violates any term or condition of the Prime Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Prime Lease.

     13. Insurance. Sublessee shall comply with the insurance provisions of the Prime Lease as incorporated. Additionally, such insurance shall insure the performance by Sublessee of its indemnification obligations hereunder and shall name Prime Landlord and Sublessor as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Sublessee and Sublessor before cancellation or change in the coverage, insureds or amount of any policy. Sublessee shall provide Sublessor with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

     14. Utilities. Sublessee shall be responsible for its pro-rata share of all utilities to the Master Premises.

     15. Default. In addition to defaults contained in the Prime Lease, failure of Sublessee to make any payment of Rent when due hereunder shall constitute an event of default hereunder.

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     16.  Notices.  The addresses specified in the Prime Lease for receipt of notices to each of the parties are deleted and replaced with the following:

               To Sublessor at:     Alteon Networks, Inc.
                                    50 Great Oaks Blvd.
                                    San Jose, CA 95119-1325
                                    Attn: Joe Booker

               With copy to:        Cooley Godward LLP
                                    5 Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, CA 94306
                                    Attn: Toni P. Wise

               To Sublessee at:     Silicon Valley College
                                    41350 Christy Street
                                    Fremont, Ca 94538
                                    Attn: Darryl Lindsey, President

     17.  Sublessor's Obligations.

          (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Premises or building is the responsibility of Prime Landlord (collectively "Prime Landlord Obligations"), upon Sublessee's request, Sublessor shall make reasonable efforts to cause Prime Landlord to perform such Prime Landlord Obligations, provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Prime Landlord should fail to perform the same, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease.

          (b) It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to, maintenance of the foundation, exterior load bearing walls and roof structure of the building, or other services will in fact be furnished by Prime Landlord, and not by Sublessor. In addition, Sublessor shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Subleased Premises, other than its obligation hereunder to use reasonable efforts to cause Prime Landlord to perform its obligations under the Prime Lease. Except as otherwise provided herein, Sublessor shall have no other obligations to Sublessee with respect to the Premises or the performance of the Prime Landlord Obligations.

     18. Early Termination of Sublease. If, without the fault of Sublessor, the Prime Lease should terminate prior to the expiration of this Sublease, Sublessor shall have no liability to Sublessee on account of such termination. To the extent that the Prime Lease grants Sublessor any discretionary right to terminate the Prime Lease, whether due to casualty, condemnation, or otherwise, Sublessor shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     19. Consent of Prime Landlord and Sublessor. If Sublessee desires to take any action which requires the consent or approval of Sublessor pursuant to the terms of this Sublease,

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prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublessor shall have the same rights of approval or disapproval as Prime Landlord has under the Prime Lease, and (b) Sublessee shall not take any such action until it obtains the consent of Sublessor and Prime Landlord, as may be required under this Sublease or the Prime Lease. This Sublease shall not be effective unless and until any required written consent of the Prime Landlord shall have been obtained.

     20. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except Cornish & Carey Commercial/ONCOR International. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     21. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     22. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

Sublessor:                            Sublessee:
ALTEON NETWORKS, INC.                 SILICON VALLEY COLLEGE

By: James Burke                        By: Darryl Lindsey
   ------------------------               ---------------------------

Title: CFO                             Title: President
      ---------------------                  ------------------------

Signature: /s/ J.M. Burke              Signature: /s/ Darryl Lindsey
          -----------------                     ---------------------

Date: 4/9/99                           Date: 4/9/99
     ----------------------                --------------------------

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